EXHIBIT 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2010 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State or Jurisdiction of Incorporation/Organization

Abu AB	Sweden
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Allegre Puériculture S.A.S.	France
Alltrista Limited	Canada
Alltrista Plastics LLC*	Indiana
American Household, Inc.	Delaware
Application des Gaz S.A.S.	France
Australian Coleman, Inc.	Kansas
Baby Care Holding S.A.S.	France
Bafiges S.A.S.	France
Bernardin Ltd.	Canada
Bicycle Holding, Inc.	Delaware
BIL Grudstucksverwaltungs-GmbH & Co.	Germany
Bionaire International B.V.	Netherlands
BRK Brands, Inc.	Delaware
BRK Brands Europe Limited	United Kingdom
Camping Gaz CS S.R.O.	Czech Republic
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz International (Portugal) Sociedade Unipessoal, Lda.	Portugal
Camping Gaz Italia S.r.l.	Italy
Camping Gaz (Suisse) SA	Switzerland
Canadian Playing Card Company, Limited	Canada
Cavoma L.P.	Cayman Island
Cavoma Ltd.	Cayman Island
CC Outlet, Inc.**	Delaware
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty Limited	Australia
Coleman (Deutschland) GmbH	Germany
Coleman EMEA GmbH	Germany
Coleman EMEA S.A.S.	France
Coleman Guangzhou Outdoor Leisure Products Company Ltd.	China
Coleman Hong Kong Limited	Hong Kong
Coleman International Holdings, LLC	Delaware
Coleman Japan Co., Ltd.	Japan
Coleman UK Limited	United Kingdom
Coleman Vostok LLC	Russia
Coleman Worldwide Corporation	Delaware
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Detector Technology Limited	Hong Kong
Dicon Global Inc.	Canada
Dongguan Holmes Electrical Products Co. Ltd.	China
Dongguan HuiXan Electrical Products Co. Ltd.	China
Dongguan Raider Motor Corporation Ltd.	China
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Esteem Industries Limited	Hong Kong
Facel SNC	France
Financière Elysées Balzac S.A.	France
First Alert, Inc.	Delaware

Company	State or Jurisdiction of Incorporation/Organization

Hearthmark, LLC ***	Delaware
Holmes Motor Corporation	Delaware
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company Limited	Canada
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, LLC	Delaware
Jarden Consumer Solutions of India Private Limited	India
Jarden Lux S.à r.l.	Luxembourg
Jarden Lux Finco S.à r.l.	Luxembourg
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Plastic Solutions Limited	United Kingdom
Jarden Receivables, LLC	Delaware
Jarden Zinc Products, LLC	Indiana
Java Products Corporation	Canada
K-2 Corporation****	Indiana
K2 Corporation of Canada	Canada
K2 (Hong Kong), Limited	Hong Kong
K2 Inc.	Delaware
K2 Japan Corporation	Japan
K2 Sports Europe GmbH	Germany
K2 (Switzerland) GmbH	Switzerland
Kansas Acquisition Corp.	Delaware
L.A. Services, Inc.	Delaware
Laser Acquisition Corp.	Delaware
Le Carde SA	France
Leewards Plastics Manufacturers (Shanghai) Co., Ltd.	China
Lehigh Consumer Products LLC	Delaware
Lillo do Brasil Indústria e Comércio de Produtos Infantis Ltda.	Brazil
Loew-Cornell, LLC	Delaware
Madshus A.S.	Norway
Mao Ming Passion Sports Company Limited	China
Mapa Babycare Company Limited	Hong Kong
Mapa Babycare (Taiwan) Company Limited	Taiwan
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa S.A.S.	France
Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Polska SPZoo	Poland
Mapa Spontex S.A. de C.V.	Mexico
Mapa Spontex Sro	Czech Republic
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex Trading (Shanghai) Company Limited	China
Mapa Spontex UK Limited	United Kingdom
Mapa Virulana S.A.I.C.	Argentina
Marker CZ s.r.o.	Czech Republic
MARKER Deutschland GmbH	Germany
Marker Volkl Japan Co. Ltd.	Japan
Marker Dalbello Völklski Sports GmbH	Germany
Marker –Völkl –Austria GmbH	Austria
Marker Völkl (International) GmbH	Switzerland
Marker Völkl (International) Sales GmbH	Germany
Marker Volkl USA, Inc.*****	New Hampshire
Marmot Mountain, LLC	Delaware
Marmot Mountain of Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany

Company	State or Jurisdiction of Incorporation/Organization

Miken Sports, LLC	Delaware
Mucambo SA	Brazil
Naipes Heraclio Fournier, S.A.	Spain
Nimex Saltillo S.A. de C.V.	Mexico
Nippon Coleman, Inc.	Kansas
Noris Shakespeare NV	Belgium
NUK USA LLC	Delaware
Oster de Argentina S.A.	Argentina
Oster de Chile Comercializadora Limitada	Chile
Oster de Colombia Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.C.	Peru
Oster GmbH	Germany
Oster of Canada ULC	Canada
OTG-Cani Denmark A/S (60%)	Denmark
Outdoor Technologies Corporation	Iowa
Outdoor Technologies (Canada), Inc.	Canada
Outdoor Technologies Group Sweden AB	Sweden
Penn Fishing Tackle Mfg. Co.	Pennsylvania
Productos Coleman S.A.	Spain
Pure Fishing Asia Co., Ltd.	Taiwan
Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing (Guangzhou) Trading Co. Ltd.	China
Pure Fishing (Hong Kong) Co. Limited	Hong Kong
Pure Fishing, Inc. ******	Iowa
Pure Fishing Finland Oy	Finland
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea
Pure Fishing Malaysia Sdn. Bhd.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Norway A/S	Norway
Pure Fishing (NZ) Limited	New Zealand
Pure Fishing (Thailand) Co., Ltd.	Thailand
Pure Fishing (UK) Ltd.	United Kingdom
QMC Buyer Corp.	Delaware
Quickie De Mexico, S. de R.L. de C.V.	Mexico
Quickie Holdings, Inc.	Delaware
Quickie Manufacturing Corporation	New Jersey
Quoin, LLC	Delaware
Raider Motor Corporation	Bahamas
Rawlings de Costa Rica, S.A.	Costa Rica
Rawlings Sporting Goods Company, Inc. *******	Delaware
Rival de Mexico, S.A. de C.V.	Mexico
Sea Striker, LLC	Delaware
SI II, Inc.	Florida
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Shakespeare Company, LLC	Delaware
Shakespeare Conductive Fibers, LLC Shakespeare Europe B.V.	Delaware Netherlands
Shakespeare (Hong Kong) Limited Shakespeare International Limited Shakespeare Monofilament U.K. Limited	Hong Kong United Kingdom United Kingdom
Shanghai Spontex Trading Company Limited	China
Shenzhen CICAM Manufacturing Co. Limited (51%)	China
Sitca Corporation	Washington
Söke D.O.O.	Slovenia

Company	State or Jurisdiction of Incorporation/Organization

Söke Handels GmbH	Austria
Söke Hungaria Kft	Hungry
Spontex SNC	France
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited	Canada
Sunbeam de Costa Rica SCR, Limitada	Costa Rica
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam-Oster de Matamoros, S.A. de C.V.	Mexico
Sunbeam Products, Inc.********	Delaware
SunCan Holding Corp.	Canada
The Coleman Company, Inc.	Delaware
The United States Playing Card Company	Delaware
USPC Holding, Inc.	Delaware
USPC Mexico, S.A. de C.V.	Mexico
Virumetal SA	Uruguay
viskovita GmbH	Germany
Volf & Co Sro (80%)	Czech Republic
Völkl GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
The Wallingford Insurance Company Limited	Bermuda

*	(DBA) Jarden Plastic Solutions
**	(Assumed Name) Coleman Factory Outlet
***	(DBA) Jarden Home Brands
****	(Assumed Names) 5150, Adio Footwear, Atlas Snow-Shoe Company, K2 Sports, Morrow, Planet Earth Clothing, Ride Snowboard Company,Tubbs Snowshoes and Zoot Sports
*****	(DBA) Volkl Snowboards
******	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
*******	(DBAs) The Licensed Products Company, Jarden Sports Licensing and J. deBeer & Son
********	(DBA) Jarden Consumer Solutions